Exhibit 99.1

                                                                     -----------
                                                                       d s s i
                                                                     -----------
FOR IMMEDIATE RELEASE

CONTACT:

George Morgenstern, CEO
DATA SYSTEMS & SOFTWARE INC.
(201) 529-2026 E-mail: ir@dssiinc.com

                     DATA SYSTEMS & SOFTWARE INC. ANNOUNCES
     RESULTS FOR THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2005

      Mahwah, New Jersey -November 15, 2005 -- Data Systems & Software Inc. (OTCBB: DSSI) today announced results for the quarter and nine months ended September 30, 2005.

      The results as reported reflect the sale in August 2005 by the Company and the other shareholders in dsIT Technologies Ltd. of dsIT's outsourcing consulting business to Taldor Computer Systems (1986) Ltd. The operations that were sold were comprised of dsIT's business of providing computer software and systems professionals on a time and materials basis to clients in Israel. Under applicable accounting principles, this business was reclassified in the current periods and for all prior periods as discontinued operations. The condensed result of these operations is presented in each of the current and comparative periods as net income from discontinued operations. The continuing operations of the Company's software consulting and development segment consist of dsIT's project development services and solutions activities.

      Sales in the first nine months of 2005 increased by $0.7 million, from $15.9 million in the first nine months of 2004, to $16.6 million in 2005. This increase was due to increased sales in both segments, particularly in the first quarter of this year. Sales in the third quarter of 2005 decreased by $0.2 million, in comparison to those in the third quarter of 2004. The decrease in sales was due to a $0.3 million decrease in computer hardware sales, partially offset by a $0.1 million increase in software development sales.

      Gross profit in the first nine months of 2005 increased by $0.1 million, compared to the first nine months of 2004, due to increased gross profit in both segments, resulting primarily from the increase in sales in the first quarter of this year. Gross profit in the third quarter of 2005 remained virtually unchanged compared to the third quarter of 2004, despite the decrease in sales during the 2005 period, as a result of improved gross profit margins in the software development segment.

      Selling, marketing, general and administrative expenses in the first nine months of 2005 decreased marginally compared to the first nine months of 2004, due the decrease in the third quarter of 2005. Expenses also decreased $0.3 million, from $2.1 million in the third quarter of 2004, to $1.8 million in the third quarter of 2005. The decrease was primarily due to a decrease in corporate professional fees as well as compensation expense in the computer hardware segment, both of which were unusually high in the third quarter of 2004.

      The income tax expense in the third quarter of 2005 and in the first nine months of 2005 was primarily due to a one-time expense due to the reorganization of business at dsIT which resulted in the expensing of previously recognized foreign income tax assets.

      The Company's share of Comverge's net loss in the first nine months of 2005 was $0.4 million. As the carrying value of the Company's investment in Comverge's common stock and preferred stock has been reduced to zero, the Company will no longer be recording equity losses in Comverge. The Company will record 7% of any Comverge profits as equity income once the Company's equity in its Comverge investment has reached the level at which the Company ceased recording equity losses.

      The Company recorded a gain in the third quarter of 2005 from the sale of dsIT's outsourcing consulting business of $0.915 million, net of tax. The decrease in net income from these discontinued operations in the third quarter and first nine months of 2005 was entirely attributable to the fact that the third quarter of 2005 included activity only up to the date of the sale, which occurred in the middle of the quarter.

      George Morgenstern, Chairman, President and Chief Executive Officer of DSSI commented: "With the sale of our Israeli consulting business, we have a renewed focus on our solutions business and our hardware sales activities. The additional working capital which we generated from the sale gives us a more stable platform from which we hope to increase sales and profitability of these operations in the coming year."

      Data Systems & Software Inc. (OTCBB: DSSI) is a provider of software consulting and development services, and is an authorized direct seller and value added reseller of computer hardware. In addition, its Comverge Inc. equity affiliate provides energy intelligence solutions to utilities. Additional information about DSSI is available at www.dssiinc.com.

This press release includes forward-looking statements, which are subject to risks and uncertainties. Actual results may vary from those projected or implied by such forward-looking statements. The ability of the Company to maintain profitable operations in its consolidated operating segments is subject to risks and uncertainties related to conditions in the market for computer hardware and computer systems and solutions markets. There is no assurance that the Company's working capital will be adequate to continue to finance an increase in its level of operations or that the Company will be able to increase or maintain the sales or profitability of its consolidated operating segments over the short or long term. A more complete discussion of risks and uncertainties which may affect the accuracy of these statements and the Company's business generally is included in "Business--Factors Which May Affect Future Results" in the Company's most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.


                                  Tables Follow

                  DATA SYSTEMS & SOFTWARE INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                      (in thousands, except per share data)

                                                                 As of            As of
                                                              December 31,     September 30,
                             ASSETS                               2004             2005
                                                              ------------     ------------
Current assets: ..........................................                      (unaudited)
Cash and cash equivalents ................................    $        685     $        674
Short-term bank deposits .................................              72               --
Restricted cash ..........................................             354              924
Accounts receivable, net .................................           6,069            4,960
Unbilled work-in-process .................................             533              487
Inventory ................................................              61               92
Other current assets .....................................             540              978
                                                              ------------     ------------
   Total current assets ..................................           8,314            8,115
Property and equipment, net ..............................             649              572
Other assets .............................................             737              373
Funds in respect of employee termination benefits ........           2,836            1,406
Restricted cash - non-current ............................              --            1,125
Goodwill .................................................           4,408              129
Other intangible assets, net .............................              81               58
                                                              ------------     ------------
   Total assets ..........................................    $     17,025     $     11,778
                                                              ============     ============

               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term bank credit ...................................    $        729     $        210
Current maturities of long-term debt .....................             466              163
Trade accounts payable ...................................           2,283            2,299
Accrued payroll, payroll taxes and social benefits .......           1,735              922
Other current liabilities ................................           2,227            2,912
                                                              ------------     ------------
   Total current liabilities .............................           7,440            6,506
                                                              ------------     ------------
Long-term liabilities:
Investment in Comverge, net ..............................           1,444            1,824
Long-term debt ...........................................             201              119
Liability for employee termination benefits ..............           4,279            2,288
Other liabilities ........................................              65               18
                                                              ------------     ------------
   Total long-term liabilities ...........................           5,989            4,249
                                                              ------------     ------------
Minority interests .......................................           1,471               --
                                                              ------------     ------------
Shareholders' equity:
Common stock - $0.01 par value per share:
   Authorized - 20,000,000 shares; Issued - 8,937,395
      shares at December 31, 2004 and September 30, 2005 .              88               88
Additional paid-in capital ...............................          39,733           39,733
Warrants .................................................             461              461
Deferred compensation ....................................             (59)             (42)
Accumulated deficit ......................................         (34,290)         (35,428)
   Treasury stock, at cost -820,704 shares at
      December 31, 2004 and September 30, 2005 ...........          (3,791)          (3,791)
Accumulated other comprehensive income (loss) ............             (17)               2
                                                              ------------     ------------
   Total shareholders' equity ............................           2,125            1,023
                                                              ------------     ------------
   Total liabilities and shareholders' equity ............    $     17,025     $     11,778
                                                              ============     ============

                  DATA SYSTEMS & SOFTWARE INC. AND SUBSIDIARIES
                      Consolidated Statements Of Operations
                      (in thousands, except per share data)

                                                             Nine months ended                 Three months ended
                                                                September 30,                     September 30,
                                                        -----------------------------     -----------------------------
                                                            2004             2005             2004             2005
                                                        ------------     ------------     ------------     ------------
Sales:
Products ...........................................    $     13,157     $     13,479     $      4,764     $      4,426
Projects and services ..............................           2,753            3,148              745              847
                                                        ------------     ------------     ------------     ------------
   Total sales .....................................          15,910           16,627            5,509            5,273
                                                        ------------     ------------     ------------     ------------
Cost of sales:
Products ...........................................          10,801           11,065            3,887            3,643
Projects and services ..............................           1,936            2,267              642              657
                                                        ------------     ------------     ------------     ------------
   Total cost of sales .............................          12,737           13,332            4,529            4,300
                                                        ------------     ------------     ------------     ------------
Gross profit .......................................           3,173            3,295              980              973
Operating expenses:
   Research and development expenses ...............              --               42               --               16
   Selling, marketing, general and administrative
     expenses ......................................           5,333            5,298            2,112            1,764
                                                        ------------     ------------     ------------     ------------
      Total operating expenses .....................           5,333            5,340            2,112            1,780
                                                        ------------     ------------     ------------     ------------
Operating loss .....................................          (2,160)          (2,045)          (1,132)            (807)
Interest income ....................................              68               10               --                7
Interest expense ...................................             (82)             (81)             (25)             (28)
Other income, net ..................................             232               38                6              (23)
                                                        ------------     ------------     ------------     ------------
Loss before taxes on income ........................          (1,942)          (2,078)          (1,151)            (851)
Taxes on income ....................................              (3)             340               30              331
                                                        ------------     ------------     ------------     ------------
Loss from operations of the Company and
  its consolidated subsidiaries ....................          (1,939)          (2,418)          (1,181)          (1,182)
Share of losses in Comverge ........................          (1,066)            (380)            (382)              --
Gain on sale of shares of Comverge .................             705               --              705               --
Minority interests .................................             (59)             (73)             (11)             (14)
                                                        ------------     ------------     ------------     ------------
   Net loss from continuing operations .............          (2,359)          (2,871)            (869)          (1,196)
Net income from discontinued operations, net of tax            1,499              818              397              154
Gain on sale of discontinued operations, net of tax               --              915               --              915
                                                        ------------     ------------     ------------     ------------
   Net loss ........................................            (860)          (1,138)            (472)            (127)
                                                        ------------     ------------     ------------     ------------
Other comprehensive income (loss), net of tax:
Differences from translation of financial statements
   of subsidiaries .................................            (159)              19               11              204
                                                        ------------     ------------     ------------     ------------
   Comprehensive income (loss) .....................    $     (1,019)    $     (1,119)    $       (461)    $         77
                                                        ============     ============     ============     ============
Basic and diluted net income (loss) per share:
  Loss per share from continuing operations ........    $      (0.30)    $      (0.35)    $      (0.11)    $      (0.15)
  Discontinued operations ..........................            0.19             0.10             0.05             0.02
  Gain on sale of discontinued operations ..........              --             0.11               --             0.11
                                                        ------------     ------------     ------------     ------------
  Basic and diluted net income (loss) per share ....    $      (0.11)    $      (0.14)    $      (0.06)    $      (0.02)
                                                        ============     ============     ============     ============
Weighted average number of shares outstanding:
   Basic and diluted ...............................           7,927            8,117            7,936            8,117
                                                        ============     ============     ============     ============